EXHIBIT A

                           JOINT FILING AGREEMENT

        In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of an Amendment on Schedule 13D (and subsequent amendments) with respect to the Common Stock, par value $.01 per share, of Donna Karan International Inc. and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized have executed this Joint Filing Agreement this 18th day of December, 2000.





/s/ Donna Karan
---------------------
Donna Karan


/s/ Stephan Weiss
---------------------
Stephan Weiss



Gabrielle Studio, Inc.


by /s/ Stephan Weiss
----------------------
Name:  Stephan Weiss
Title: Vice President


The Trust Under Trust Agreement Dated February 2, 1996 For Benefit Of Lisa Weiss Keyes, Corey Weiss, and Gabrielle Karan


by /s/ Stephan Weiss
----------------------
Name:  Stephan Weiss
Title: Trustee


SCHEDULE I

         DIRECTORS AND EXECUTIVE OFFICERS OF GABRIELLE STUDIO, INC.

     The name, business address, title, present principal occupation or employment of each of the directors and executive officers of Gabrielle Studio, Inc. are set forth below. Except as indicated below, (i) the individual's business address is 550 Seventh Avenue, New York, NY 10018 and
(ii) all of the persons listed below are citizens of the United States of America.

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

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Name and Business Address of                              Present Principal Occupation
Directors and Executive Officers                          Including Name of Employer

Donna Karan-President of Gabrielle                        Chairman of the Board and Chief
Studio, Inc.                                              Designer of Donna Karan International
                                                          Inc.

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Stephan Weiss-Treasurer, Vice                             Vice Chairman of the Board of Donna
President & Secretary of Gabrielle                        Karan International Inc.
Studio, Inc.

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David Bressman-Vice President &                           Vice President & General Counsel of
General Counsel of Gabrielle Studio,                      Gabrielle Studio, Inc.
Inc.
201 Wolfs Lane
Pelham, NY 10803
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